Exhibit 5.1

		New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025	650 752 2000 tel 650 752 2111 fax

February 28, 2013

Equinix, Inc.

One Lagoon Drive, Fourth Floor

Redwood City, CA 94065

Ladies and Gentlemen:

We have acted as counsel for Equinix, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale of an indeterminate amount of the Company’s Senior Notes (the “Notes”), which may be issued pursuant to an indenture between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”), substantially in the form filed as Exhibit 4.4 to the Registration Statement.

Certain terms of the Notes will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken in connection with the issuance of the Notes. The Notes are to be issued in an underwritten public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and certain underwriters (the “Underwriters”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Equinix, Inc.	2	February 28, 2013

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion: When the Indenture to be entered into in connection with the issuance of the Notes has been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of the Notes have been duly authorized and established; and such Notes have been duly authorized, executed, authenticated, issued and delivered to and paid for by the Underwriters in accordance with the Indenture and the Underwriting Agreement, such Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of the Notes, (i) the Board of Directors shall have duly established the terms of such Notes and duly authorized the issuance and sale of the Notes and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and the Notes are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Notes. We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP